Exhibit 10.18

Schneider National, Inc.

Omnibus Long-Term Incentive Plan

(Amended and Restated November 8, 2011 & subsequently amended

December 31, 2012)

Schneider National, Inc.

Omnibus Long-Term Incentive Plan

(Amended and Restated November 8, 2011)

Article 1. Establishment, Purpose and Duration

1.1    Establishment. Schneider National, Inc., a Wisconsin corporation, establishes an incentive compensation plan to be known as the Schneider National, Inc. Omnibus Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan became effective upon the approval by the Board of Directors of the Company on February 7, 2011 (the “Effective Date”) and shall remain in effect as provided in Section 1.3. The Board of Directors of the Company amended and restated this Plan on November 8, 2011.

1.2    Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its shareholders.

1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1    “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan. Awards, other than Cash-Based Awards, shall relate to Shares as defined below.

2.3    “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.6    “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a) The Participant’s willful and substantial non-performance of assigned duties and responsibilities;

(b) The Participant’s perpetration of a fraud against, or theft of property of, the Company or any Subsidiary or Affiliate;

(c) The Participant’s conviction of, or entering into a plea of nolo contendere or guilty to, a felony or a misdemeanor offense involving dishonesty, fraud, embezzlement, theft or breach of trust;

(d) The Participant’s gross negligence or willful misconduct that causes any material injury to the financial condition or business reputation of the Company or any Subsidiary or Affiliate; or

(e) The Participant’s material breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.8    “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.9    “Company” means Schneider National, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 21.

2.10    “Date of Termination” means the first day occurring on or after the Grant Date on which the Participant is no longer an Employee of the Company or any Affiliate or Subsidiary, regardless of the reason for the termination of employment.

2.11    “Director” means any individual who is a member of the Board of Directors of the Company.

2.12    “Disability” has the meaning assigned to such term in the governing long-term disability plan pursuant to which the Participant may be entitled to benefits, as determined by the Committee in its absolute discretion.

2.13    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

2.14    “Effective Date” has the meaning set forth in Section 1.1.

2.15    “Employee” means any individual performing services for the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, the Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliates or any Subsidiaries.

2.16    “Fair Market Value” means, as of the most recent valuation date, and as determined by the Committee, the consolidated book value per Share as evidenced by the annual certified financial statements of the Company. If significant changes take place in the Company’s capital structure or if earnings and/or book value per Share amounts are affected by changes in financial or accounting procedures or any other reason, the Committee may, at its discretion, revise the definition of Fair Market Value, or make any other changes or adjustments, or take any other action it deems appropriate, to ensure that the intent of the Plan is carried out in the best interests of the Company. All determinations made by the Committee with respect to Fair Market Value shall be binding and conclusive.

2.17    “Full Value Award” means an Award other than in the form of an NQSO or SAR that is settled by the issuance of Shares.

2.18    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.19    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.20    “Nonemployee Director” means a Director who is not an Employee.

2.21    “Nonemployee Director Award” means any NQSO, SAR or Full Value Award granted, whether singly, in combination or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan.

2.22    “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.23    “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be a Nonqualified Stock Option.

2.24    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.25    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.26    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.27    “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28    “Performance Share” means an Award granted pursuant to Article 10.

2.29    “Performance Unit” means an Award granted pursuant to Article 11.

2.30    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.31    “Person” means any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, limited liability company, trust unincorporated organization or government, or any agency or political subdivision or any other entity.

2.32    “Plan” means Schneider National, Inc. Omnibus Long-Term Incentive Plan, as the same may be amended from time to time.

2.33    “Restricted Stock” means an Award granted pursuant to Article 8.

2.34    “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.35    “Retirement” means the Participant has voluntarily left his employment with the Company after the Participant has reached fifty-nine and one-half (59-1/2) years of age and had been employed by the Company for at least ten (10) consecutive years immediately preceding retirement. However, the Committee, in its sole discretion, may waive either one or both of these requirements for a Participant on a case-by-case basis.

2.36    “Share” means a share of Class B non-voting common stock of the Company.

2.37    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.38    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise.

Article 3. Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, any Affiliate or Subsidiary, and all other interested individuals.

3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.16 of the Plan;

(e) To amend the Plan or any Award Agreement as provided in the Plan;

(f) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(g) To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(h) To determine whether Awards will provide for Dividend Equivalents;

(i) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, (1) restrictions under an insider trading policy and (2) the terms and conditions as set forth in the Schneider National, Inc. Employee Stock Purchase Plan dated February 1, 1985; and

(j) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall not exceed in the aggregate 130,000 Shares. Any of the authorized Shares may be used for any type of Award under the Plan. Such Shares may be authorized and unissued Shares or treasury Shares.

4.2    Share Usage. Shares covered by an Award shall be counted as used only to the extent they are actually issued. Shares equal in number to the Shares withheld, surrendered or tendered in payment of the Option Price of an Award, Shares tendered or withheld in order to satisfy tax withholding obligations, shall be available again for grant under this Plan. Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3    Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such Corporate Transactions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

5.1    Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2    Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1    Grant of Options. Subject to the terms and provisions of this Plan, an Option may be granted to a Participant in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2    Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, that the Option Price shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date, subject to adjustment as provided for under Section 4.3.

6.3    Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant.

6.4    Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5    Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent; or

(b) Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6    Termination of Employment. Each Award Agreement evidencing the grant of an Option shall set forth the extent to which a Participant shall have the right to exercise an Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination. Unless a Participant’s Award Agreement provides otherwise, an Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date of the Option. The “Expiration Date” shall occur on the earliest of the following dates:

(a)    The ten-year anniversary of the Option’s Grant Date;

(b)    If the Participant’s Date of Termination occurs by reason of death or Disability, the one-year anniversary of the Participant’s Date of Termination;

(c)    If the Participant’s Date of Termination occurs by reason of Retirement, the three-year anniversary of the Participant’s Date of Termination; or

(d)    If the Participant’s Date of Termination occurs for reasons other than death, Disability, or Retirement, the 90-day anniversary of the Participant’s Date of Termination.

Article 7. Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, an SAR may be granted to a Participant in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

7.2    Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, that the Grant Price shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date, subject to adjustment as provided for under Section 4.3.

7.3    Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion.

7.4    Payment of SAR. An SAR shall be payable at such times and be subject to such terms and conditions as the Committee shall in each instance approve. Such payment terms and conditions need not be the same for each grant or for each Participant and shall be specified in the Award Agreement evidencing the SAR.

7.5    Settlement of SARs. Upon payment of the SARs, a Participant shall be entitled to receive cash from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess, if any, of the Fair Market Value of a Share on the date of payment over the Grant Price.

(b) The vested number of SARs.

7.6    Deferral of Payment. In the sole discretion of the Committee, a Participant may elect to defer payment of SARs. Such deferral election shall be irrevocable and in the form prescribed by the Company. While the Committee may prescribe additional terms and conditions, at a minimum, any such deferral election shall be made no later than twelve (12) months prior to the originally scheduled payment date and shall delay the payment for five (5) years from the originally scheduled payment date. All deferral elections hereunder shall comply with Code Section 409A, including the requirements regarding a “subsequent deferral election”.

7.7    Termination of Employment. Each Award Agreement evidencing the grant of SARs shall set forth the extent to which a Participant shall vest in or forfeit the SARs following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs and may reflect distinctions based on the reasons for termination.

Article 8. Restricted Stock

8.1    Grant of Restricted Stock. Subject to the terms and provisions of this Plan, Restricted Stock may be granted to a Participant in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

8.2    Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals; or

(d) Time-based restrictions; or

(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3    Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 22.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan shall bear the following legend or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Schneider National, Inc. Omnibus Long-Term Incentive Plan dated February 7, 2011, as amended from time to time, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Schneider National, Inc.

8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, a Participant holding Shares of Restricted Stock granted hereunder shall not be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6    Termination of Employment. Each Award Agreement evidencing the grant of Restricted Stock shall set forth the extent to which a Participant shall vest in or forfeit a Restricted Stock grant following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock and may reflect distinctions based on the reasons for termination.

Article 9. Restricted Stock Units

9.1    Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, Restricted Stock Units may be granted to a Participant in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period.

9.2    Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws.

9.3    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4    Settlement and Payment Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

9.5    Termination of Employment. Each Award Agreement evidencing the grant Restricted Stock Units shall set forth the extent to which a Participant shall vest in or forfeit Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all grants of Restricted Stock Units, and may reflect distinctions based on the reasons for termination.

Article 10. Performance Shares

10.1    Grant of Performance Shares. Subject to the terms and provisions of this Plan, Performance Shares may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

10.2    Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3    Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4    Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

10.5    Termination of Employment. Each Award Agreement evidencing the grant of Performance Shares shall set forth the extent to which a Participant shall vest in or forfeit Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Performance Units

11.1    Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

11.2    Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3    Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4    Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

11.5    Termination of Employment. Each Award Agreement evidencing the grant of Performance Units shall set forth the extent to which a Participant shall vest in or forfeit Performance Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1    Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)    The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

12.2    Value of Other Stock-Based Awards and Cash-Based Awards.

(a)    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b)    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3    Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash or Shares as the Committee determines.

12.4    Termination of Employment. Each Award Agreement evidencing the grant of Other Stock-Based Awards or Cash-Based Awards shall set forth the extent to which the Participant shall vest in or forfeit Other Stock-Based Awards or Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards or Stock Based Award, and may reflect distinctions based on the reasons for termination.

Article 13. Transferability of Awards and Shares

13.1    Restrictions on Transferability of Awards. Shares acquired pursuant to this Plan shall be subject to the restrictions on transfer as set forth in the Schneider National, Inc. Employee Stock Purchase Plan dated February 1, 1985, as amended from time to time.

Participants who desire to acquire Shares granted pursuant to this Plan shall be required to execute a joinder to the Schneider National, Inc. Employee Stock Purchase Plan and agree to be bound by all of the provisions thereof. The provisions of the Schneider National, Inc. Employee Stock Purchase Plan impose restrictions and obligations on the owner of Company Shares. By restricting the rights of the owner of Company Shares to transfer such Shares and by granting the Company a right of first refusal upon the disposition of such Shares, these provisions substantially limit the marketability and liquidity of Company Shares.

Notwithstanding the above, for Options granted pursuant to this Plan on or after the Effective Date, in the event certain repurchase provisions set forth in the Schneider National, Inc. Employee Stock Purchase Plan dated February 1, 1985, as amended from time to time, would cause the underlying Shares subject to the Options to not qualify as “service recipient stock” under Code Section 409A, such repurchase provisions shall be modified to the minimum extent necessary such that the underlying Shares at all times qualify as “service recipient stock” under Code Section 409A.

13.2    Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements and restrictions under applicable federal securities laws.

Article 14. Nonemployee Director Awards

14.1    Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

14.2    Awards in Lieu of Fees. The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 15. Effect of a Change in Control

In the event of a Change in Control of the Company, the treatment of any outstanding Awards shall be determined by the terms and conditions set forth in the applicable Award Agreement. In the event the Award Agreement does not address the treatment of outstanding Awards in connection with a Change in Control, the following shall apply:

(a)    Outstanding Options. Upon a Change in Control, a Participant’s then-outstanding Stock Options shall immediately become fully vested and exercisable.

(b)    Service-Based Outstanding Awards Other Than Stock Options. Upon a Change in Control, all then-outstanding Awards, other than Stock Options, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting of such Awards.

(c)    Performance-Based Outstanding Awards. Upon a Change in Control, all then-outstanding Awards, other than Stock Options and as to which vesting depends solely on the satisfaction of one or more performance measures, shall vest and be paid out at the target level, prorated on the basis of the number of full months completed during the applicable Performance Period prior to the date of the Change in Control divided by the total number of full months in the Performance Period.

For purposes of this Plan, the term “Change in Control” means the date on which a person or group of affiliated or associated persons (an “acquiring person”), has acquired legal or beneficial ownership of more than fifty percent (50%) of the outstanding shares of the voting stock of Schneider National, Inc., or the date an acquiring person acquires all or substantially all of the assets of Schneider National, Inc.; provided, however, that in no event shall transfers of voting stock of Schneider National, Inc. among trusts held for the primary benefit of members of the Donald J. Schneider family constitute a change in control; and provided, further, that any transaction or series of related transactions satisfying the definition hereunder shall not constitute a change in control unless such transaction or transactions also constitute a change in the ownership or effective control of Schneider National, Inc., or a change in the ownership of a substantial portion of the assets of Schneider National, Inc. within the meaning of Section 409A of the Code and the Regulations promulgated thereunder.

Article 16. Dividend Equivalents

The Committee may grant dividend equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant with such dividend equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Such dividend equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding any provision to the contrary, the Committee shall not grant dividend equivalents to a Participant based on dividends declared on Shares that are subject to any Options granted to the Participant.

Article 17. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 18. Rights of Participants

18.1    Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company, any Subsidiary or Affiliate, to terminate any Participant’s employment with the Company, any Subsidiary or Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary or Affiliate and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, any Subsidiary or Affiliate.

18.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

18.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Owners of Shares acquired pursuant to this Plan shall be entitled to all the rights and privileges pertaining to the ownership of Shares as established by the Articles of Incorporation and By-Laws of the Company.

Article 19. Amendment and Termination

19.1    Amendment and Termination of the Plan and Awards.

(a)	Subject to subparagraphs (b) of this Section 19.1 and Section 19.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)	Except as provided for in Section 4.3, the terms of an outstanding Award may not be amended to reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR or cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR without Board approval.

19.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 19.2 without further consideration or action.

19.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 19.2 and 19.4, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

19.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to the Plan and any Award without further consideration or action.

Article 20. Withholding

20.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

20.2    Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 21. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22. General Provisions

22.1    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate or Subsidiary, violation of material Company, Affiliate or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate or Subsidiary.

22.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares. The following legends are required pursuant to the Schneider National, Inc. Employee Stock Purchase Plan dated February 1, 1985, as amended from time to time:

“The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933 and may be resold only pursuant to a registration statement thereunder unless the Company shall have received an opinion of its counsel as to the availability of an exemption therefrom.”

“The shares of stock represented by this Certificate are subject to the provisions of the Schneider National, Inc. Employee Stock Purchase Plan dated February 1, 1985, a copy of which is on file at the office of the Company.”

22.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

22.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.10    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company, its Subsidiaries or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.11    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.12    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.13    Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, each Award is intended to be exempt from the requirements applicable to deferred compensation under Code Section 409A and the regulations thereunder.

(a)    Awards that are not intended to constitute deferred compensation. With respect to an Award that is not intended to constitute deferred compensation within the meaning of Code Section 409A, (i) to the extent necessary and permitted under Code Section 409A, the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Code Section 409A (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation within the meaning of Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(b)    Awards that constitute deferred compensation. With respect to an Award that constitutes deferred compensation within the meaning of Code Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Code Section 409A and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to no longer comply with the requirements applicable to deferred compensation under Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(c)    Treatment of specified employees. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

22.14    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.15    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action that such entity deems to be necessary or appropriate.

22.16    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Wisconsin excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

22.17    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and all other documents that the Company is required to deliver to its security holders and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

22.18    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.19    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.